UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  January 20, 2010

BONANZA OIL & GAS, INC.
 (Exact name of registrant as specified in charter)

Nevada	000-52171	76-0720654
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3417 Mercer, Suite E
Houston, Texas 77027
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 333-5808

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2009, Bonanza Oil & Gas, Inc. ("Bonanza" or the "Company") filed a Certificate of Amendment with the State of Nevada to forward split the issued and outstanding common stock on a basis of two for one shares of common stock resulting in an increase in the number of issued and outstanding shares.  No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the forward split an additional full share of its common stock.  The above transactions were approved by the Board of Directors of the Company.  As provided by Nevada Corporations Law, section NRS 78.207, shareholder approval is not required.

On January 15, 2010, the Company was informed by FINRA that the forward split for the Company which will take effect at the open of business on January 20, 2010.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those exhibits for a complete understanding of the terms and conditions associated with this matter.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment for the State of Nevada filed November 9, 2009 (1)

(1)  Incorporated by reference to the Form 8-K Current Report filed by the Securities and Exchange Commission on January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONANZA OIL & GAS, INC.

Date: January 20, 2010	By:	/s/ William Wiseman
William Wiseman
President and Chief Executive Officer

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